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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): DECEMBER 8, 1999


                                    AROC INC.
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             (Exact name of registrant as specified in its charter)



           DELAWARE                         333-85237            74-2932492
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(State or other jurisdiction of          (Commission File       (IRS Employer
        incorporation)                       Number)         Identification No.)

4200 EAST SKELLY DRIVE, SUITE 1000, TULSA, OKLAHOMA                74135
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(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code:           (918) 491-1100


               AMERICAN RIVERS OIL COMPANY, A DELAWARE CORPORATION
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          (Former name or former address, if changed since last report)


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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT
         --------------------------------
ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS
         ------------------------------------

         Effective December 8, 1999, (i) AROC Inc. (the "Company"), a Delaware company formerly named American Rivers Oil Company, completed its exchange offer (the "Offer") for all of the outstanding ordinary shares (the "Alliance Shares") of (pound)0.01 each of Alliance Resources Plc ("Alliance"), a U.K. public limited company, and (ii) American Rivers Oil Company ("American Rivers"), a Wyoming corporation, merged (the "Merger") into a wholly-owned subsidiary of the Company. These transactions were effected pursuant to an Exchange and Merger Agreement, dated July 22, 1999 and amended October 13, 1999, by and among the Company, American Rivers, and Alliance.

         At the expiration of the Offer on December 7, 1999, the Company had received tenders of 38,071,995 (80.2%) of the Alliance Shares in the Offer, all of which were accepted. Holders of Alliance Shares who accepted the Offer will receive one share of Company common stock, $.001 par value (a "Company Share"), for each Alliance Share tendered.

         The Merger was approved by the holders of (i) more than 67% of the outstanding shares of American Rivers, all of which, through the Merger, are converted into the right to receive .11 Company Shares. Shareholders of American Rivers will be mailed instructions regarding the exchange of their share certificates within the next few days.

         The Company Shares are expected to be traded on the U.S. over-the-counter market and to be available to begin trading on December 9, 1999. The Company has been informed that Harris, Webb & Garrison intends to act as a market maker for the Company Shares. As of December 8, 1999, the Company has a total of 39,269,189 Company Shares and 10,000,000 convertible restricted voting shares outstanding. The Company holds all of the outstanding share capital of American Rivers and 38,071,995 (80.2%) of the outstanding Alliance Shares. The remaining Alliance Shares continue to be held by shareholders unaffiliated with the Company, but may, from time to time, be exchanged for Company Shares at the ratio of one Company Share for each Alliance Share.

         The Company has applied to the London Stock Exchange to have the remaining Alliance Shares delisted, as is typical for transactions of this type in the U.K. The date on which the cancellation of the listing of the Alliance Shares on the London Stock Exchange will take effect is anticipated to be January 11, 2000. The Company intends to seek to acquire as soon as possible all of the remaining Alliance Shares and will consider what procedures may be available to accomplish this objective.

         The Offer, the Merger and the related transactions are described in greater detail in the Information Statement/Prospectus of the Company dated October 15, 1999.

         Some statements are contained in this document regarding future events or otherwise are not historical facts. These statements are "forward-looking statements" and may be subject to numerous risks, uncertainties and assumptions, including changes in general economic conditions


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or legal or regulatory  requirements in the United States or the United Kingdom, the level of investor interest in and trading activity in the Company's Shares, and conditions in capital markets generally.


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ITEM 5. OTHER EVENTS
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         Effective upon completion of the Merger and the Offer,  the name of the
Company has been changed to AROC Inc.

         Also in connection with the completion of the Merger and the Offer, the Board of Directors of the Company determined that, to reduce the franchise tax expense for the Company, the authorized shares of the Company should be reduced. Therefore, the Certificate of Incorporation of the Company has been amended effective December 8, 1999, to provide that the authorized shares of the Company are as follows: The total number of shares of all classes of stock that the Company has authority to issue is 120,000,000 shares, consisting of 100,000,000 shares of common stock, par value $0.001 per share, 10,000,000 shares of preferred stock, par value $0.001 per share, and 10,000,000 shares of convertible restricted voting stock, par value $0.001 per share. All other provisions of the Certificate of Incorporation remain as described in the Information Statement/Prospectus of the Company dated October 15, 1999.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
        ---------------------------------

         (A)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

                  Not applicable

         (B)  PRO FORMA FINANCIAL INFORMATION.

                  Not applicable

         (C)  EXHIBITS

                  3.1 Certificate of Amendment dated December 8, 1999, to Certificate of Incorporation of the Company.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 AROC INC.
                                 (Registrant)


Date:    December 9, 1999        By: /s/ John A. Keenan
                                    --------------------------------------------
                                    Name: John A. Keenan
                                    Title: President and Chief Executive Officer



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                                INDEX TO EXHIBITS

EXHIBIT NUMBER                              DESCRIPTION OF EXHIBIT
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3.1           Certificate of Amendment dated December 8, 1999, to Certificate of
              Incorporation of the Company


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